COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS PREMIER NEW YORK MUNICIPAL BOND FUND CLASS A
SHARES AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX


EXHIBIT A:

                                             DREYFUS PREMIER
                                                 NEW YORK
   PERIOD     LEHMAN BROTHERS                   MUNICIPAL
                 MUNICIPAL                      BOND FUND
                BOND INDEX *                 (CLASS A SHARES)

  11/30/87        10,000                          9,550
  11/30/88        11,063                         10,841
  11/30/89        12,282                         12,167
  11/30/90        13,227                         12,887
  11/30/91        14,584                         14,515
  11/30/92        16,047                         16,081
  11/30/93        17,826                         18,196
  11/30/94        16,889                         16,785
  11/30/95        20,081                         20,299
  11/30/96        21,261                         21,347
  11/30/97        22,786                         22,909


*Source: Lehman Brothers